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                                                                   EXHIBIT 10.23

                            SUPPLEMENTAL COMPENSATION
                                OPTION AGREEMENT

OPTION AGREEMENT, dated as of the Grant Date, by and between the Optionee and Hexcel Corporation (the "Corporation").

                              W I T N E S S E T H:

WHEREAS, the Corporation has adopted the Hexcel Corporation Incentive Stock Plan (the "Plan"); and

WHEREAS, the Board of Directors of the Corporation (the "Board") has determined that it is desirable and in the best interests of the Corporation to grant to the Optionee a stock option as an incentive for the Optionee to advance the interests of the Corporation.

NOW, THEREFORE, the parties agree as follows:

1. NOTICE OF GRANT; INCORPORATION OF PLAN. A Notice of Grant is attached hereto as Annex A and incorporated by reference herein. Unless otherwise provided herein, capitalized terms used herein and set forth in such Notice of Grant shall have the meanings ascribed to them in the Notice of Grant and capitalized terms used herein and set forth in the Plan shall have the meanings ascribed to them in the Plan. The Plan is incorporated by reference and made a part of this Option Agreement, and this Option Agreement shall be subject to the terms of the Plan, as the Plan may be amended from time to time, provided that any such amendment of the Plan must be made in accordance with Section X of the Plan. The Option granted herein constitutes an Award within the meaning of the Plan.

2. GRANT OF OPTION. Pursuant to the Plan and subject to the terms and conditions set forth herein and therein, the Corporation hereby grants to the Optionee the right and option (the "Option") to purchase all or any part of the Option Shares of the Corporation's common stock, $.01 par value per share (the "Common Stock"), which Option is not intended to qualify as an incentive stock option, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

3. PURCHASE PRICE. The purchase price per share of the Option Shares shall be the Purchase Price.

4.   TERMS OF OPTION.

     (a) EXPIRATION DATE; TERM. Subject to Section 4(d) below, the Option shall expire on, and shall no longer be exercisable following, the tenth anniversary of the Grant Date. The ten-year period from the Grant Date to its tenth anniversary shall constitute the "Term" of the Option.

     (b) VESTING PERIOD; EXERCISABILITY. Subject to Section 4(c) and 4(d) below, the Option shall vest on the Grant Date.

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     (c) TERMINATION OF SERVICE AS DIRECTOR. (i) Except as provided in Section
     4(c)(ii) hereof, if the Optionee's service as a member of the Board is terminated for any reason (other than death or disability), the Option may be exercised at any time within one year after such termination (but not beyond the Term of the Option).

     (ii) In the event the Optionee's service as a member of the Board is terminated because of death or disability, the Option may be exercised at any time within three years after the Optionee's death or disability (but not beyond the Term of the Option).

5.   ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) The aggregate number of Option Shares and the Purchase Price shall be appropriately adjusted by the Compensation Committee (the "Committee") of the Board for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure. The Committee shall also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent reasonably necessary or desirable to preserve the intended benefits under this Option Agreement in the event of any other reorganization, recapitalization, merger, consolidation, spin-off, extraordinary dividend or other distribution or similar transaction involving the Corporation.

     (b) Any adjustment under this Section 5 in the number of Option Shares and the Purchase Price shall apply to only the unexercised portion of the Option. If fractions of a share would result from any such adjustment, the adjustment shall be rounded down to the nearest whole number of shares.

6.   METHOD OF EXERCISING OPTION AND WITHHOLDING.

     (a) The Option shall be exercised by the delivery by the Optionee to the Corporation at its principal office (or at such other address as may be established by the Committee) of written notice of the number of Option Shares with respect to which the Option is exercised, accompanied by payment in full of the aggregate Purchase Price for such Option Shares. Payment for such Option Shares shall be made (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, or by money transfers or direct account debits to an account designated by the Corporation; (ii) through the delivery of shares of Common Stock with a Fair Market Value equal to the total payment due from the Optionee; (iii) pursuant to a "cashless exercise" program if such a program is established by the Corporation; or (iv) by any combination of the methods described in (i) through (iii) above.

     (b) The Corporation's obligation to deliver shares of Common Stock upon the exercise of the Option shall be subject to the payment by the Optionee of applicable federal, state and local withholding tax, if any. The Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Optionee any federal, state or local taxes required to be withheld with respect to such payment.

7. TRANSFER. Except as provided in this Section 7, the Option is not transferable otherwise than by will or the laws of descent and distribution, and the Option may be exercised during

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the Optionee's lifetime only by the Optionee. Any attempt to transfer the Option in contravention of this Section 7 is void AB INITIO. The Option shall not be subject to execution, attachment or other process. Notwithstanding the foregoing, the Optionee shall be permitted to transfer the Option to members of his or her immediate family (I.E., children, grandchildren or spouse), trusts for the benefit of such family members, and partnerships whose only partners are such family members; provided, however, that no consideration can be paid for the transfer of the Option and the transferee of the Option shall be subject to all conditions applicable to the Option prior to its transfer.

8. NO RIGHTS IN OPTION SHARES. The Optionee shall have none of the rights of a stockholder with respect to the Option Shares unless and until shares of Common Stock are issued upon exercise of the Option.

9. NO RIGHT TO CONTINUED SERVICE AS DIRECTOR. Nothing contained herein shall be deemed to confer upon the Optionee any right to continue to serve as a member of the Search Committee of the Board, as a member of the office of the Chief Executive, or as a member of the Board.

10. GOVERNING LAW/JURISDICTION. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws.

11. RESOLUTION OF DISPUTES. Any disputes arising under or in connection with this Option Agreement shall be resolved by binding arbitration before a single arbitrator, to be held in New York in accordance with the commercial rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be final and subject to appeal only to the extent permitted by law. Each party shall bear such party's own expenses incurred in connection with any arbitration; PROVIDED, HOWEVER, that the cost of the arbitration, including without limitation, reasonable attorneys' fees of the Optionee, shall be borne by the Corporation in the event the Optionee is the prevailing party in the arbitration. Anything to the contrary notwithstanding, each party hereto has the right to proceed with a court action for injunctive relief or relief from violations of law not within the jurisdiction of an arbitrator.

12. NOTICES. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally, or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee at the last address specified in Optionee's records with the Corporation, or such other address as the Optionee may designate in writing to the Corporation, or to the Corporation, Attention: Corporate Secretary, or such other address as the Corporation may designate in writing to the Optionee.

13. FAILURE TO ENFORCE NOT A WAIVER. The failure of either party hereto to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

14. COUNTERPARTS. This Option Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

15. MISCELLANEOUS. This Option Agreement cannot be changed or terminated orally. This Option Agreement and the Plan contain the entire agreement between the parties relating to

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the subject matter hereof. The section headings herein are intended for reference only and shall not affect the interpretation hereof.

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                                     ANNEX A

                                 NOTICE OF GRANT
                        SUPPLEMENTAL COMPENSATION OPTION
                     HEXCEL CORPORATION INCENTIVE STOCK PLAN

     The following member of the Board of Directors of Hexcel Corporation, a Delaware corporation ("Hexcel"), has been granted an option to purchase shares of the Common Stock of Hexcel, $.01 par value per share, in accordance with the terms of this Notice of Grant and the Supplemental Compensation Option Agreement to which this Notice of Grant is attached.

     The following is a summary of the principal terms of the option which has been granted. The terms below shall have the meanings ascribed to them below when used in the Option Agreement.

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

Optionee
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Address of Optionee
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Grant Date                               July 31, 2001
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Purchase Price                           $5.25
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Aggregate Number of Shares
Granted (the "Option Shares")
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     IN WITNESS WHEREOF, the parties hereby agree to the terms of this Notice of
Grant and the Supplemental Compensation Option Agreement to which this Notice of
Grant is attached and execute this Notice of Grant and Supplemental Compensation
Option Agreement as of the Grant Date.

                                              HEXCEL CORPORATION
----------------------------------
Optionee

                                              By:
                                                 ----------------------------

                                              Ira J. Krakower
                                              Senior Vice President

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